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                                                                   Exhibit 10.18

                              EMPLOYMENT AGREEMENT

         AGREEMENT dated as of the January 10, 2001 between Barr Laboratories, Inc., a New York corporation having its principal executive offices at 300 Corporate Drive, Building #10, Bradley Corporate Park, Blauvelt, New York 10913 (the "Company"), and Carole Ben-Maimon (the "Employee").

                                   WITNESSETH:

         WHEREAS, the Company wishes to assure itself of the services of the Employee and provide an inducement for the Employee to enter into its employ; and

         WHEREAS, the Employee is willing to serve in the employ of the Company for the period and on the other terms and conditions hereafter set forth;

         NOW, THEREFORE, the Company and the Employee hereby agree as follows:

1. Employment. The Company agrees to employ the Employee, and the Employee agrees to enter into and remain in the employ of the Company, during the term of this Agreement and on the other terms and conditions hereafter set forth.

2. Term. The term of this Agreement shall commence on January 29, 2001 (the "Commencement Date") and shall terminate at the close of business on the third anniversary of the Commencement Date unless sooner terminated in accordance with the terms of this Agreement or extended as hereinafter provided. The term of this Agreement shall be extended, without further action by the Company or the Employee, on the date (the "Extension Effective Date") which is six months before the third anniversary of the Commencement Date and on the date (also an "Extension Effective Date") which is six months before each subsequent anniversary of the Commencement Date, for successive periods of twelve months each, unless either party shall have given written notice to the other party, in the manner set forth in paragraph 8(e) or (f) below, prior to the Extension Effective Date in question, that the term of this Agreement that is in effect at the time such written notice is given is not to be extended or further extended, as the case may be.

3.       Positions and Responsibilities; Place of Performance.

                  (a) Throughout the term of this Agreement, the Employee agrees to enter into and remain in the employ of the Company, and the Company agrees to employ the Employee, as the President of Barr Research, reporting to the Chairman and Chief Executive Officer of the Company (the "CEO"). As the President of Barr Research, the Employee shall be responsible for directing, managing and overseeing all new proprietary drug discovery and development studies and activities, including clinical trials and medical affairs and regulatory affairs related to such activities, and for performing such other reasonable duties, consistent with the position of President of Barr Research, as
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may lawfully be assigned to her by the CEO or the Board of Directors of the
Company (the "Board").

                  (b) In connection with her employment by the Company, the Employee shall be based in the metropolitan Philadelphia, Pennsylvania area but agrees to travel, to the extent reasonably necessary to perform her duties and obligations under this Agreement, to Company facilities and other destinations in Blauvelt, New York and elsewhere.

                  (c) During the term of this Agreement, the Employee shall serve the Company on an exclusive basis and shall devote all her business time, attention, skill and efforts to the faithful performance of her duties hereunder; provided that the Employee may engage in community service and charitable activities that do not interfere with the performance of her duties and responsibilities hereunder and, provided further, that the Employee may continue to serve as the Chairperson of the Generic Pharmaceutical Association during the first 18 months of the term of this Agreement.

                  (d) During the term of this Agreement, the Company agrees to use reasonable efforts to cause the Employee to be elected to the Board, and, if so elected, the Employee agrees to serve on the Board without any additional compensation beyond that provided in Section 4 below.

     4. Compensation. For all services rendered by the Employee in any capacity during the term of this Agreement, and for her undertakings with respect to confidential information set forth in paragraph 6 below, the Employee shall be entitled to the following:

                  (a) a salary, payable in installments not less frequent than monthly, at the annual rate of three hundred thousand dollars ($300,000.00), with such increases in such rate, if any, as the Compensation Committee of the Board may approve from time to time during the term of this Agreement (the annual salary rate as increased from time to time during the term of this Agreement being hereafter referred to as the "Base Salary");

                  (b) participation in the Company's annual executive incentive or bonus plan as in effect from time to time, with the opportunity to receive an award in accordance with the terms and conditions of such plan, for each fiscal year of the Company that commences or terminates during the term of this Agreement, of up to 40% of the Base Salary earned during such year (or such higher percentage as the Board or a committee of the Board may prescribe from time to time during the term of this Agreement), it being understood that any award for the fiscal year of the Company in which the term of this Agreement commences or terminates pursuant to the terms hereof shall be prorated based on the portion of such fiscal year that coincides with the term of this Agreement, and that any award for the fiscal year of the Company in which the term of this Agreement terminates pursuant to the terms hereof shall be made at the same time as awards (if any) are made to other participants with respect to such fiscal year;


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                  (c) a sign-on bonus of $270,000 which shall be due and payable on the Commencement Date, plus an additional payment of $270,000 (the "Retention Payment") which shall be paid no later than September 30, 2001 and which the Employee agrees to repay to the Company in full if and when the Employee's full-time employment by the Company terminates within the first two years after the Commencement Date for any reason other than (i) death, (ii) a disability that entitles the Employee to Social Security disability benefits (or that will entitle the Employee to Social Security disability benefits after any applicable waiting period), (iii) termination of employment by the Company without Good Cause (as defined in paragraph 5(c) below), or (iv) termination of employment by the Employee for Good Reason (as defined in paragraph 5(d) below);

                  (d) options to purchase a total of 50,000 shares of the Company's common stock, as follows: an option to purchase 10,000 shares at a purchase price of $26 per share (the "$26 Option"), an option to purchase 10,000 shares at a purchase price of $41 per share (the "$41 Option"), an option to purchase 10,000 shares at a purchase price of $65 per share (the "$65 Option"), and an option to purchase 20,000 shares at the fair market value of such shares on the Commencement Date (the "At-Market Option"; collectively, with the $26 Option, the $41 Option and the $65 Option, the "Options"), subject to the terms and conditions of any stock option or stock incentive plan of the Company under which the Options may be granted, such other terms and conditions consistent with the terms of such plan as the Board or a committee of the Board granting the Options (the Administrator") may impose, and the following terms and conditions:

                           (i) the $26 Option shall become exercisable on
                  February 15, 2002 if the Employee's full-time employment by the Company continues until that date; and

                           (ii) the $41 Option shall become exercisable on
                  February 15, 2003 if the Employee's full-time employment by the Company continues until that date; and

                           (iii) the $65 Option shall become exercisable on
                  February 15, 2004 if the Employee's full-time employment by the Company continues until that date; and

                           (iv) the At-Market Option shall become exercisable on
                  February 15, 2005 with respect to 10,000 of the shares that are subject to the At-Market Option if the Employee's full-time employment by the Company continues until that date, and on February 15, 2006 with respect to the 10,000 balance of the shares that are subject to such option if the Employee's full-time employment by the Company continues until that latter date; and

                           (v) to the extent not therefore exercisable, the
                  Options shall become exercisable on the date, if any, on which a Change in Control (as defined in the Company's 1993 Stock Incentive Plan as in effect on the


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                  date of this Agreement) occurs, if the Employee's full-time employment by the Company continues until that date, provided that, if such Change in Control occurs less than six months after the date on which the option is granted (the "Grant Date"), the Employee agrees in writing (if requested to do so by the Administrator) to remain in the employ of the Company or a subsidiary at least through the date which is six months after the Grant Date with substantially the same title, duties, authority, reporting relationships and compensation as on the day immediately preceding such Change in Control; and

                           (vi) the $26 Option, the $41 Option and the $65
                  Option shall each expire on the eighth anniversary of the Commencement Date and the At-Market Option shall expire on the tenth anniversary of the Commencement Date unless the Employee's employment terminates before the applicable foregoing expiration date, in which case each Option shall expire upon such termination of employment or within such period of time thereafter as the Administrator may specify;

                  (e) the business and personal use of an automobile at Company expense including, without limitation, payment or reimbursement of automobile insurance and maintenance expenses in accordance with the Company's automobile policy applicable to senior officers on the date of this Agreement;

                  (f) participation in all Company health, welfare, savings and other employee benefit and fringe benefit plans (including vacation pay plans or policies and life and disability insurance plans) in which other senior officers of the Company participate during the term of this Agreement, subject in all events to the terms and conditions of such plans as in effect from time to time. Nothing in this paragraph (f) shall preclude the Company from amending or terminating any such plan at any time. The plans covered by this paragraph (f) shall not include the annual incentive or stock option plans, which are covered by paragraphs (b) and (d) above; and

                  (g) the Company shall pay, or reimburse the Employee for, the premiums she incurs to maintain her current medical malpractice insurance coverage (or equivalent coverage) during the term, such premiums payable or reimburseable by the Company in no event to exceed $15,000 per year of the term.

         5.       Termination of Employment.

                  (a) Termination by the Company without Good Cause or by the Employee for Good Reason.

                           (i) If during the term of this Agreement the
Employee's employment with the Company is terminated by the Company without Good Cause or is terminated by the Employee for Good Reason other than at or after the expiration of the term of this Agreement as the same may have been extended in accordance with the


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provisions of paragraph 2 above, the Company, subject to compliance by the
Employee with the provisions of paragraph 6 below, relating to confidential information, shall, as liquidated damages, and as additional consideration for the Employee's undertakings under paragraph 6 below, (A) pay the Employee a lump sum amount of money equal to 1.5 times the Employee's Base Salary, and (B) if such employment termination occurs before the Retention Payment referred to in paragraph 4(c) above has been paid to the Employee, pay the Retention Payment.

                           (ii) If the term of this Agreement as the same may
have been extended in accordance with the provisions of paragraph 2 above is not extended or further extended because the Company gives written notice of non-extension to the Employee as provided in paragraph 2 above, and the Company does not have Good Cause for termination of the Employee's employment at the time of giving such notice, then the Company, subject to fulfillment by the Employee of her obligations under this Agreement during the balance of the term and her compliance with the provisions of paragraph 6 below, relating to confidential information, shall, as non-renewal compensation, and as additional consideration for the Employee's undertakings under this Agreement including paragraph 6 below, pay the Employee a lump sum amount of money equal to 1.0 times the Employee's Base Salary. The Company shall pay such amount upon the expiration of the term that is in effect at the time the Company gives such written notice of non-extension to the Employee.

                           (iii) The foregoing provisions of this paragraph 5(a)
shall be in lieu of any severance pay that may be payable under any plan or practice of the Company.

                  (b) Termination by the Company for Good Cause or by the Employee without Good Reason. If, during the term of this Agreement, the Employee's employment by the Company is terminated by the Company for Good Cause or by the Employee without Good Reason, the Employee shall not be entitled to receive any compensation under paragraph 4 above acruing after the date of such termination or any payment under paragraph 5(a) above. The provisions of this paragraph 6(b) shall be in addition to, and not in lieu of, any other rights and remedies the Company may have at law or in equity or under any other provision of this Agreement (including without limitation paragraph 4(c) above) in respect of such termination of employment.

                  (c) Good Cause Defined. For purposes of this Agreement, the Company shall have "Good Cause" to terminate the Employee's employment during the term of this Agreement if:

                           (i) the Employee fails to substantially perform her
duties hereunder for any reason or fails to devote substantially all her business time exclusively to the affairs of the Company, and such failure is not discontinued within a reasonable period of time, in no event to exceed 30 days, after the Employee receives written notice from the Company of such failure; or


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                           (ii) the Employee commits an act of dishonesty
resulting or intended to result directly or indirectly in gain or personal enrichment at the expense of the Company; or

                           (iii) the Employee is grossly negligent or engages in
willful misconduct or insubordination in the performance of her duties hereunder; or

                           (iv) the Employee breaches her obligations under
paragraph 6 below, relating to confidential information.

                  (d) Good Reason Defined. For purposes of this Agreement, the Employee shall have "Good Reason" to terminate her employment during the term of this Agreement only if:

                           (i) the Company fails to provide compensation or
benefits that the Company is obligated to provide under paragraph 4 above and the failure is not remedied within 30 days after the Company receives written notice from the Employee of such failure; or

                           (ii) the Company assigns the Employee duties,
responsibilities or reporting relationships not contemplated by paragraph 3 above without her consent, or limits her duties or responsibilities contemplated by paragraph 3 above in any respect materially detrimental to her, and in either case the situation is not remedied within 30 days after the Company receives written notice from the Employee of the situation; or

                           (iii) she is removed from, or not elected or
reelected to, the position of President of Barr Research, or the Board, and the Company does not have Good Cause for doing so; or

                           (iv) the Company relocates her office outside of a
forty (40) mile radius from her residence on the date of this Agreement without her consent and the situation is not remedied within 30 days after the Company receives written notice from the Employee of the situation.

         6. Confidential Information. The Employee agrees not to disclose, either while in the Company's employ or at any time thereafter, to any person not employed by the Company, or not engaged to render services to the Company, except with the prior written consent of an authorized officer of the Company or as necessary or appropriate for the performance of her duties hereunder, any confidential information obtained by her while in the employ of the Company, including, without limitation, information relating to any of the inventions, processes, formulae, plans, devices, compilations of information, research, methods of distribution, suppliers, customers, client relationships, marketing strategies or trade secrets of the Company or any subsidiary thereof; provided, however, that this provision shall not preclude the Employee from use or disclosure of information known generally to the public or of information not considered confidential by persons engaged in the businesses conducted by the Company or any subsidiary thereof, or from


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disclosure required by law or court order. The Employee also agrees that upon leaving the Company's employ she will not take with her, without the prior written consent of an authorized officer of the Company, and she will surrender to the Company, any record, list, drawing, blueprint, specification or other document or property of the Company or any subsidiary thereof, together with any copy or reproduction thereof, mechanical or otherwise, which is of a confidential nature relating to the Company or any subsidiary thereof, or without limitation, relating to its or their methods of distribution, suppliers, customers, client relationships, marketing strategies or any description of any formulae or secret processes, or which was obtained by him or entrusted to her during the course of her employment with the Company.

         7.       Severability

                  (a) In the event that any provision of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement not so invalid or unenforceable shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law; and

                  (b) Any provision of the Agreement which may for any reason be invalid or unenforceable in any jurisdiction shall remain in effect and be enforceable in any jurisdiction in which such provision shall be valid and enforceable.

         8. General Provisions.

                  (a) No right or interest to or in any payments to be made under this Agreement shall be subject to anticipation, alienation, sale, assignment, encumbrance, pledge, charge or hypothecation or to execution, attachment, levy or similar process, or assignment by operation of law. All payments to be made by the Company hereunder, including the sign-on bonus and Retention Payment referred to in paragraph 4(c) above, shall be subject to the withholding of such amounts as the Company may determine it is required to withhold under the laws or regulations of any governmental authority, whether foreign, federal, state or local.

                  (b) To the extent that the Employee acquires a right to receive payments from the Company under this Agreement, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of any amount hereunder.

                  (c) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws of that State.


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                  (d) This Agreement shall be binding upon and inure to the
benefit of the Company, its successors and assigns, and the Employee, her heirs, devisees, distributees and legal representatives.

                  (e) Any notice or other communication to the Company pursuant to any provision of this Agreement shall be given in writing and will be deemed to have been delivered:

                           (i) when delivered in person to the Corporate
Secretary or Chief Executive Officer of the Company; or

                           (ii) one week after it is deposited in the United
States certified or registered mail, postage prepaid, addressed to the Corporate Secretary of the Company at 300 Corporate Drive, Building #10, Bradley Corporate Park, Blauvelt, New York 10913 or at such other address of which the Company may from time to time give the Employee written notice in accordance with paragraph 8(f) below.

                  (f) Any notice or other communication to the Employee pursuant to any provision of the Agreement shall be given in writing and will be deemed to have been delivered:

                           (i) when delivered to the Employee in person, or

                           (ii) one week after it is deposited in the United
States certified or registered mail, postage prepaid, addressed to the Employee at her address as it appears on the records of the Company or at such other address of which the Employee may from time to time give the Company written notice in accordance with paragraph 8(e) above.

                  (g) No provision of this Agreement may be amended, modified or waived unless such amendment, modification or waiver shall be agreed to in a writing signed by the Employee and an authorized officer of the Company.

                  (h) This instrument contains the entire agreement of the parties relating to the subject matter of this Agreement and supersedes and replaces all prior agreements and understandings with respect to such subject matter, and the parties have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                             BARR LABORATORIES, INC.


                                             By: BRUCE DOWNEY

[SEAL]

Attest:


-----------------------
Secretary

                                             CAROLE S. BEN-MAIMON
                                             Employee


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